UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

DDi Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(c)    Effective January 21, 2010, the Board of Directors (the “Board”) of DDi Corp. (the “Company”) appointed J. Michael Dodson as the Senior Vice President and Chief Financial Officer of the Company. Mr. Dodson also will serve as the Chief Financial Officer of the Company’s wholly-owned subsidiaries. The Board has designated Mr. Dodson as the Company’s “principal financial officer” and “principal accounting officer” for purposes of filings with the SEC, effective January 21, 2010. Mr. Dodson replaces Mikel Williams as the designated principal financial officer and principal accounting officer of the Company, who acted in those roles on a temporary basis while the Company conducted its search to hire a permanent Chief Financial Officer. Mr. Williams remains with the Company as the Company’s President and Chief Executive Officer and as the Company’s “principal executive officer” for purposes of filings with the SEC.

Mr. Dodson, 49, served as a partner of Tatum, LLC, a provider of executive services on an interim or special project basis, from October 2009 to January 2010. From December 2005 to January 2009, Mr. Dodson served as Chief Financial Officer of eTelecare Global Solutions, Inc., a of provider of business process outsourcing services. From May 2003 to December 2005, Mr. Dodson served as senior vice-president of administration and chief financial officer of Electro Scientific Industries, Inc. a supplier of production laser systems for microengineering applications. From July 1999 to December 2002, Mr. Dodson served as chief financial officer of SpeedFam-IPEC, Inc., a developer of semiconductor equipment. Mr. Dodson also previously served as Corporate Controller and Chief Accounting Officer for Novellus Systems, an S&P 500 high technology manufacturer of semiconductor equipment. Mr. Dodson holds a B.B.A. with majors in accounting and information systems analysis and design from the University of Wisconsin-Madison.

Mr. Dodson was not selected pursuant to any arrangement or understanding between he and any other person. There are no family relationships between Mr. Dodson and the directors and executive officers of the Company. On January 19, 2010, Mr. Dodson entered into an employment letter with the Company. The employment letter provides that Mr. Dodson will receive an annual base salary of $300,000 and be eligible to receive an annual performance-based bonus equal to up to 50% of Mr. Dodson’s base salary, in accordance the Company’s Senior Management Bonus Program. Pursuant to the employment letter, the Company agreed to grant Mr. Dodson 75,000 fair market value stock options and 25,000 restricted share units. Mr. Dodson will be eligible to receive severance payments equal to 12 months’ base pay if the Company terminates Mr. Dodson’s employment for reasons other than cause. The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the employment letter. A copy of the employment letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Letter between DDi Corp. and J. Michael Dodson dated January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: January 25, 2010

By:  /s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President & General Counsel

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Letter between DDi Corp. and J. Michael Dodson dated January 19, 2010.